July 24, 1998



Mr. Evert I. Schlinger
1944 Edison Street
Santa Ynez, CA  93460

Re:     Consulting Agreement

Dear Mr. Schlinger:

         The Leather Factory, a Delaware corporation (the "Company"), desires to retain your services during the following eighteen (18) months for the purpose of (a) assisting the Company in analyzing financing alternatives available to the Company, and (b) assisting the Company in evaluating locations for the Company's distribution units in Portland, Oregon and other locations about which you have personal knowledge. These services will be performed as and when required by the Company. These services shall be performed by you as an independent contractor, and you shall not be an employee of the Company. The Company acknowledges that it shall not require you to render services under this agreement at such times that prevent you from performing your other business activities.

         As the sole consideration for the services required hereunder, the Company agrees to execute and deliver a Stock Purchase Warrant (the "Warrant") in the form attached as Exhibit "A" contemporaneously with your acceptance of this letter agreement. You represent and warrant to the Company: (a) you have received copies of the Company's most recent Annual Report including the annual report on Form 10-K, the Company's Proxy Statement for the annual meeting of stockholders held May 21, 1998, and the Company's Form 10-Q for the first quarter of 1998, (b) you have had the opportunity to meet with representatives of the Company to ask questions and receive information regarding the Company and its prospects, (c) you are aware that neither the Warrant nor the shares of the Company's common stock issuable upon exercise of the Warrant will be registered under the Securities Act of 1933, as amended, or any applicable securities laws, and transfer of these securities will be limited as stated in the Warrant, including the limitations on transfer of restricted securities contained in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, (d) you are acquiring the Warrant and any common stock issued upon its exercise for your own account and not with a view to the distribution thereof, (e) you are capable of evaluating the merits of this investment and bearing the risks of the investment, and (f) you are not relying on the Company or any of its officers, directors, or advisors with respect to determining the federal and state tax consequences of this Consulting Agreement, the delivery of the Warrant to you, any subsequent exercise of the Warrant, or the disposition of any common stock acquired upon exercise of the Warrant.

         Notwithstanding anything herein to the contrary, you agree the (v) you shall be an independent contractor of the Company and not an employee, (w) you shall not have the authority to bind the Company in any capacity, (x) you shall not be entitled to any compensation or other benefits for your services under this agreement, other than the rights evidenced by the Warrant, (y) you shall be responsible for the payment of all taxes related to the services to be rendered and the Company shall not have any obligation to withhold any taxes for which you may be liable, and (z) you agree that all services to be performed shall be consistent with the terms hereof.

         If the foregoing is acceptable to you, please indicate your acceptance in the space provided below.

                               Sincerely yours,

                               THE LEATHER FACTORY, INC.



                               By:  /s/ Wray Thompson
                                    ----------------------------------
                                    Wray Thompson, Chairman, President
                                    and Chief Executive Officer


ACCEPTED:


/s/ Evert I. Schlinger
----------------------
Evert I. Schlinger